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                                                                    EXHIBIT 10.3


                           CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT, is made as of the 1st day of June, 2001, by and between OUTLOOK GROUP CORP., a Wisconsin corporation ("OGC"), and Richard C. Fischer ("Fischer").

         WHEREAS, Fischer serves as the non-employee chairman of the board and chief executive officer of OGC and is compensated therefor as an independent contractor, with compensation determined from time to time by the Compensation Committee of the Board of Directors (the "Committee"); and

         WHEREAS, OGC wishes to incent Fischer to continue service and participate actively in management of OGC until there occurs a transaction which could involve a change in control of OGC;

         EMPLOYER AND EMPLOYEE AGREE, for the consideration of the mutual promises and agreements hereinafter set forth, as follows:

1. COMPENSATION EXPENSES: The compensation of Fischer shall be determined from time to time by the Committee.

         EXPENSE REIMBURSEMENT. During the period of this agreement, Fischer shall be reimbursed for all of his reasonable and necessary expenses actually incurred in the performance of service and duties for OGC, in accordance with the general policy of OGC, authorized and adopted from time to time. Fischer's expenses shall be recorded on an itemized expense account.

2. INDEPENDENT CONTRACTOR. Fischer shall not be an employee of OGC, and is and shall remain an independent contractor. Fischer shall not be entitled to any benefits of an employee of OGC. The parties also agree and acknowledge that Fischer maintains other employment and in connection therewith provides services to his employer and to other persons and entities contracting with his employer.

3. TERM AND TERMINATION. Except as provided below in the case of change in control, this agreement may be terminated by either party, at any time, with or without cause or reason, upon thirty (30) calendar days written notice being given to the other party of such termination

4. CHANGE IN CONTROL. In the event there is a change of control of the employer which has occurred within the prior year or a proposed change in control has been announced and is pending, and one of the below listed events occurs, Fischer will then be entitled to receive continued compensation, at the level in effect immediately prior thereto, for a period of twenty-six (26) two-week periods following the date in which the below listed event occurs



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         Events referred to above:

                  a. This agreement or Fischer's positions with OGC are terminated by OGC for reasons other than dishonesty or fraud which has an adverse impact on the employee of ten-thousand dollars ($10,000) in aggregate.

                  b. Fischer terminates his arrangements as a result of the occurrence of such a change in control.

         "Change in Control" shall mean a "change in control" as defined in OGC's 1999 Stock Option Plan.

5.       MISCELLANEOUS.

                  a. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by all parties to this Agreement; and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties hereto arising out or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

                  b. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

                  c. The captions which are underlined at the beginning of the paragraphs of this Agreement are chiefly for the purpose of convenience and if the same be in conflict with the text, the text shall control.

                  d. It is the intention of the parties hereto that this Agreement shall be governed by its terms and construed in accordance with and under and pursuant to the internal laws of the state of Wisconsin.

                  e. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

                  f. All notices required under this Agreement shall be duly given if delivered to the other party or mailed postage prepaid to the respective party's last known address. Notices shall be effective when personally delivered, or when sent by telegram, or by mail when sent by certified, registered, or regular mail and deposited in the United States mail, postage prepaid, and sent to the respective address of the other party.

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         IN WITNESS WHEREOF, the parties have executed this Change in Control
Agreement on the date first above written and by so executing, the parties acknowledge that they have read and fully understand all the terms and conditions included in this Agreement and acknowledge receipt of an executed copy of this Agreement.

                                               OUTLOOK GROUP CORP.:

                                               By:
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Richard C. Fischer                                Joseph J. Baksha, President



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